EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(e):  COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY
CONTRACTS

Sub-Advisory Agreement, between Baird Funds, Inc.
and Baird Kailash Group, LLC with respect to the
Baird LargeCap Fund, is incorporated herein by
reference to Exhibit 99.(D)(I)(J) to
Post-Effective Amendment No. 37 to the Baird Funds
Inc.'s registration statement on Form N-1A, filed
on December 20, 2013, SEC Accession Number
0000894189-13-006909 (File No. 811-09997).